As filed with the Securities and Exchange Commission on October 19, 2015

Registration No. 333-184532

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STONE ENERGY CORPORATION

STONE ENERGY OFFSHORE, L.L.C.

(Exact names of registrants as specified in their charters)

Delaware	72-1235413
Delaware	72-1235413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Numbers)

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(337) 237-0410

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Lisa S. Jaubert

Senior Vice President, General Counsel and Secretary

625 E. Kaliste Saloom Road

Lafayette, Louisiana 70508

(337) 237-0410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shelley A. Barber

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

(212) 237-0000

(212) 237-0100 (Fax)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)(3)
Debt Securities	—	—	—	—
Common Stock, par value $.01 per share	—	—	—	—
Preferred Stock, par value $.01 per share	—	—	—	—
Warrants	—	—	—	—
Guarantees of Debt Securities(3)	—	—	—	—
Rights	—	—	—	—
Units	—	—	—	—
Depositary Shares(4)	—	—	—	—
Total	—	—	$500,000,000	$50,350

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the common stock of Stone Energy Corporation (“Stone”) that may become issuable as a result of any stock split, stock dividends or similar event. In the event Stone elects to offer to the public fractional interests in its shares of preferred stock registered hereunder, depositary shares, evidenced by depository receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing fractional interests and the shares of preferred stock will be issued to the depository under any such agreement.
(2)	In accordance with Rule 415(a) under the Securities Act, Stone is amending this Registration Statement to pay a registration fee for an aggregate amount of securities registered hereunder. Previously, Stone had deferred payment of the entire registration fee pursuant to Rules 456(b) and 457(r) under the Securities Act.
(3)	A subsidiary of Stone, Stone Energy Offshore, L.L.C., which is named as a co-registrant, may fully and unconditionally guarantee on an unsecured basis the debt securities of Stone. Pursuant to Rule 457(n) of the Securities Act, no separate fee will be payable with respect to the guarantees of the securities.
(4)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If Stone elects to offer to the public fractional interests in shares of preferred stock, then Stone will distribute depositary receipts to those persons purchasing the fractional interests and will issue the shares of preferred stock to the depositary under the deposit agreement.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Stone Energy Corporation’s Registration Statement on Form S-3 (File No. 333-184532) is being filed to (i) pay the registration fee for an aggregate amount of securities registered hereunder and (ii) file or incorporate by reference the required exhibits to the Registration Statement. No changes or additions are being made pursuant to this Amendment to the Prospectuses that form a part of the Registration Statement. Accordingly, the Prospectuses have been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions. All of the expenses will be borne by the Company except as otherwise indicated.

SEC registration fee		$50,350
Legal fees and expenses		*
Accounting fees and expenses		*
Listing fee		*
Transfer and Disbursement Agent fees		*
Printing costs		*
Financial Industry Regulatory Authority fee		*
Miscellaneous expenses		*

Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Stone Energy Corporation

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Article VI of the Bylaws of Stone Energy Corporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Stone Energy Corporation. It sets out the standard under which Stone Energy Corporation will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this Bylaw is an exclusive method of indemnification.

We entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide that we indemnify each of our directors and executive officers to the fullest extent permitted by our Certificate of Incorporation, Bylaws and the DGCL. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of Stone Energy Corporation or is or was serving at the request of Stone Energy Corporation as a director, officer, employee or agent of another corporation or other entity if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Stone Energy Corporation and was not otherwise unlawful. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification. We will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors on the Board of Directors or a committee of disinterested directors have the authority to determine an indemnitee’s right to indemnification. However, such determination may also be made by (i) independent legal counsel if there are no disinterested directors or (ii) by our stockholders if the Board of Directors so directs. In the event of a change of control, the indemnitee’s right to indemnification shall be determined by independent legal counsel.

The indemnification agreements shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or executive officer of the Company or (ii) one (1) year after the final termination of any action, suit or proceeding for which the Indemnitee is entitled to indemnification.

We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Stone Energy Offshore, L.L.C.

Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of Stone Energy Offshore, L.L.C. does not set forth any standards or restrictions with respect to indemnification of members or managers or other person.

ITEM 16.	EXHIBITS.

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as indicated in parentheses:

Exhibit Number		Description

1.1***	—	Form of Underwriting Agreement.

3.1	—	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

3.2	—	Amended & Restated Bylaws of Stone Energy Corporation, dated December 19, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed February 27, 2014 (File No. 001-12074)).

Exhibit Number		Description

4.1	—	Second Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.2	—	Senior Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.3	—	First Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.4	—	Indenture related to the 1 3/4% Senior Convertible Notes due 2017, dated as of March 6, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 1 3/4% Senior Convertible Senior Note due 2017) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed March 6, 2012 (File No. 001-12074)).

4.5	—	Second Supplemental Indenture, dated as of November 8, 2012, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed November 8, 2012 (File No. 001-12074)).

4.6	—	Third Supplemental Indenture, dated as of November 26, 2013, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 27, 2013 (File No. 001-12074)).

4.7	—	First Supplemental Indenture and Guarantee, dated as of May 7, 2015, among SEO A LLC, SEO B LLC, Stone Energy Corporation, Stone Energy Offshore LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

4.8	—	Fourth Supplemental Indenture, dated as of May 7, 2015, among SEO A LLC, SEO B LLC, Stone Energy Corporation, Stone Energy Offshore LLC and The Bank of New York Mellon Trust Company, N.A. as trustee (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

4.9	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3, initially filed on May 5, 2009 (Registration No. 333-158998)).

4.10***	—	Form of Senior Note.

4.11***	—	Form of Subordinated Note.

4.12***	—	Form of Deposit Agreement.

4.13***	—	Form of Depositary Receipt.

4.14***	—	Form of Warrant Agreement, including Form of Warrant Certificate.

4.15***	—	Form of Guarantee Agreement.

4.16***	—	Form of Rights Agreement, including Form of Rights Certificate.

Exhibit Number		Description

4.17	—	Fourth Amended and Restated Credit Agreement among Stone Energy Corporation as Borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions named therein, dated June 24, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 25, 2014 (File No. 001-12074)).

4.18	—	Amendment No. 1 to Credit Agreement, dated as of May 1, 2015, among Stone Energy Corporation as Borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions party to the Fourth Amended and Restated Credit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1*	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	—	Consent of Ernst & Young LLP.

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (contained on signature pages).

25.1*	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2****	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.
****	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

ITEM 17.	UNDERTAKINGS.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee under the Subordinated Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b) (2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana on the 19th day of October, 2015

STONE ENERGY CORPORATION

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Executive Vice President and Chief Financial Officer

STONE ENERGY OFFSHORE, L.L.C.

By:	Stone Energy Corporation Its Sole Member

	By:	/s/ Kenneth H. Beer
		Name:	Kenneth H. Beer
		Title:	Executive Vice President and Chief Financial Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Welch, Kenneth H. Beer and Lisa S. Jaubert and each of them, any of whom may act without joinder of the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the registrants and in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID H. WELCH	President and Chief Executive Officer and	October 19, 2015
David H. Welch	Chairman of the Board (principal executive officer)

/S/ KENNETH H. BEER	Executive Vice President and Chief	October 19, 2015
Kenneth H. Beer	Financial Officer (principal financial officer)

/S/ KARL D. MECHE	Director of Accounting and Treasurer	October 19, 2015
Karl D. Meche	(principal accounting officer)

/S/ GEORGE R. CHRISTMAS	Director	October 19, 2015
George R. Christmas

/S/ B. J. DUPLANTIS	Director	October 19, 2015
B. J. Duplantis

/s/ PETER D. KINNEAR Peter D. Kinnear	Director	October 19, 2015

/s/ DAVID T. LAWRENCE David T. Lawrence	Director	October 19, 2015

/S/ ROBERT S. MURLEY	Director	October 19, 2015
Robert S. Murley

/S/ RICHARD A. PATTAROZZI	Director	October 19, 2015
Richard A. Pattarozzi

/S/ DONALD E. POWELL	Director	October 19, 2015
Donald E. Powell

/S/ KAY G. PRIESTLY	Director	October 19, 2015
Kay G. Priestly

Phyllis M. Taylor	Director	October 19, 2015

INDEX TO EXHIBITS

Exhibit Number		Description

1.1***	—	Form of Underwriting Agreement.

3.1	—	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

3.2	—	Amended & Restated Bylaws of Stone Energy Corporation, dated December 19, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed February 27, 2014 (File No. 001-12074)).

4.1	—	Second Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.2	—	Senior Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.3	—	First Supplemental Indenture, dated January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed January 29, 2010 (File No. 001-12074)).

4.4	—	Indenture related to the 1 3/4% Senior Convertible Notes due 2017, dated as of March 6, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 1 3/4% Senior Convertible Senior Note due 2017) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed March 6, 2012 (File No. 001-12074)).

4.5	—	Second Supplemental Indenture, dated as of November 8, 2012, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed November 8, 2012 (File No. 001-12074)).

4.6	—	Third Supplemental Indenture, dated as of November 26, 2013, to the Indenture, dated as of January 26, 2010, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., and The Bank of New York Mellon Trust Company, N.A, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 27, 2013 (File No. 001-12074)).

4.7	—	First Supplemental Indenture and Guarantee, dated as of May 7, 2015, among SEO A LLC, SEO B LLC, Stone Energy Corporation, Stone Energy Offshore LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

4.8	—	Fourth Supplemental Indenture, dated as of May 7, 2015, among SEO A LLC, SEO B LLC, Stone Energy Corporation, Stone Energy Offshore LLC and The Bank of New York Mellon Trust Company, N.A. as trustee (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

4.9	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3, initially filed on May 5, 2009 (Registration No. 333-158998)).

4.10***	—	Form of Senior Note.

Exhibit Number		Description

4.11***	—	Form of Subordinated Note.

4.12***	—	Form of Deposit Agreement.

4.13***	—	Form of Depositary Receipt.

4.14***	—	Form of Warrant Agreement, including Form of Warrant Certificate.

4.15***	—	Form of Guarantee Agreement.

4.16***	—	Form of Rights Agreement, including Form of Rights Certificate.

4.17	—	Fourth Amended and Restated Credit Agreement among Stone Energy Corporation as Borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions named therein, dated June 24, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 25, 2014 (File No. 001-12074)).

4.18	—	Amendment No. 1 to Credit Agreement, dated as of May 1, 2015, among Stone Energy Corporation as Borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions party to the Fourth Amended and Restated Credit Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (File No. 001-12074)).

5.1**	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1*	—	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	—	Consent of Ernst & Young LLP.

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3**	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (contained on signature pages).

25.1*	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Senior Indenture.

25.2****	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Subordinated Indenture.

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.
****	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.